This debenture has not been registered under the Securities Act of 1933 or any applicable state securities laws, and may not be offered for sale, sold, transferred, pledged or hypothecated without an effective registration statement under the Securities Act and under any applicable state securities laws, or an opinion of counsel, satisfactory to Borrower, that an exemption from such registration is available.

                                    DEBENTURE

Series 2001-A                                            Dated: August __, 2001
Certificate No. __
Amount $___________


         FOR GOOD AND VALUABLE CONSIDERATION, BioTime, Inc. a California corporation ("Borrower"), promises to pay to the order of _________________ or the subsequent registered holder the principal sum of ___________________AND NO/100 DOLLARS ($__________), together with interest thereon, all as provided below:

         1. Series 2001-A Debenture. This Debenture is one of a duly authorized series of Debentures of like tenor and effect issued by Borrower referred to herein as the "Series 2001-A Debentures." Up to $5,000,000 of the Series 2001-A Debentures (of which this Debenture is a part) may be issued by Borrower.

         2. Equal Rank. All Series 2001-A Debentures rank equally and ratably without priority over one another.

         3. Maturity. Subject to the other provisions of this Debenture, the principal amount of this Debenture shall be due and payable in full on August 1, 2004 (the "Maturity Date").

         4. Manner of Payment/Crediting of Payments. The Borrower will pay interest and principal on this Debenture to the person who is the registered holder of this Debenture at the close of business on the date immediately preceding the next interest payment date specified in this Debenture, or the Maturity Date, as applicable, even if such Debenture is canceled or transferred on the interest payment date or Maturity Date. The Borrower will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Borrower may pay principal and interest by check payable in such money, and any such check may be mailed to a holder's registered address.

         5. Interest.


              (a) Interest on the principal amount of this Debenture outstanding from time to time shall accrue at the rate of ten percent (10.00%) per annum (computed on the basis of a 365 day year). Interest accrued on this Debenture shall be due and payable on February 1 and August 1 each year.

              (b) In the event that any payment of principal or interest is not paid within five (5) days from on the date on which the same is due and payable, such payment shall continue as an obligation of the Borrower, and interest thereon from the due date of such payment shall accrue until paid in full at the lesser of (i) fifteen percent (15%) per annum, or (ii) the highest interest rate permitted under applicable law (the "Default Rate"). From and after the Maturity Date or upon acceleration of this Debenture, the entire unpaid principal balance with all unpaid interest accrued thereon, and any and all other fees and charges then due at such maturity, shall bear interest at the Default Rate.

         6. Prepayment. Principal and interest accrued on this Debenture may be prepaid in part or in full at any time and from time to time at Borrower's option, without penalty, premium or discount, upon ten (10) days prior notice to the holder.

         7. Transfer of Debenture

              (a) Borrower may deem and treat the person or persons in whose name this Debenture shall be registered upon the books and records of Borrower as (i) the absolute owner of this Debenture (regardless of whether this Debenture shall be past due, and notwithstanding any notation of ownership, endorsement, or other writing on this Debenture) and (ii) the person entitled to receive payment of or on account of principal and interest due or payable under this Debenture, and for all other purposes; and Borrower shall not be affected by any notice to the contrary unless such notice of transfer is given pursuant to Section 7(c). All such payments shall be valid and effectual to satisfy and discharge the liability on this Debenture to the extent of all sums so paid.

              (b) Borrower shall not be bound to recognize any equitable or other claim or interest in this Debenture on the part of any person other than the person or persons in whose name this Debenture shall be registered upon the books and records of Borrower, and Borrower shall not be liable for any registration of transfer of any Debenture which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary upon instruction from such fiduciary, unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

              (c) The transfer of this Debenture is registrable by the registered holder in person, or by his attorney duly authorized in writing, on the books and records of the Borrower at the address designated in Section 7(d), as such address may be changed from time to time as provided therein, subject to the terms, conditions, and restrictions of transfer set forth in this Debenture, but without payment of any charge other than a sum sufficient to reimburse Borrower for any tax or other governmental charge incident thereto. Such registration of transfer shall be effected only upon compliance with the provisions of this Section 7, and upon surrender and cancellation of this Debenture. Upon any such registration of transfer, a new Debenture or Debentures of the same aggregate principal amount will be issued to the persons entitled thereto in exchange for this Debenture. All Debentures presented for registration of transfer, if so required by Borrower, shall be accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to Borrower, duly executed by the registered holder or by his duly authorized attorney, with all signatures acknowledged by a notary public. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Borrower. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Borrower in its discretion.

              (d) Borrower shall keep and maintain a register or registers in which Borrower shall register Debentures and the transfer of Debentures. All payments of principal, interest, and any other amount due or that becomes due under this Debenture, shall be paid to the holder by check mailed to the holder at his or her address of record. The holder may change the address for payment or for notice by delivery of written notice to Borrower. The address for notice to Borrower shall be 935 Pardee Street, Berkeley, California 94710; Attention:
Chief Financial Officer. Borrower may change its address for notice by written notice to holder.

              (e) This Debenture may not be sold, pledged, hypothecated, negotiated, assigned, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and pursuant to effective registration or qualification under applicable state securities or "blue sky" laws, unless an exemption from such registration and qualification is available. Borrower will make a stop transfer notation in the register maintained pursuant to this Section 7 with respect to such restrictions on transfer. Borrower may require, as a condition to registration of transfer, that the transferor or transferee deliver to Borrower an opinion of counsel, in form and substance reasonably acceptable to Borrower, to the effect that such transfer is exempt from the registration and qualification provisions of the Securities Act of 1933, as amended, and applicable state securities or "blue sky" laws.

         8. Default.


              (a) Subject to the provisions of this Section 8, the unpaid principal balance of this Debenture, together with all accrued interest thereon, shall, at the option of the holder of this Debenture, become immediately due and payable upon the occurrence of any of the following events (each an "Event of Default"): (i) the default of Borrower in the payment of any interest due under this Debenture if such default continues for ten (10) calendar days; (ii) the default of Borrower in the payment of any principal due under this Debenture;
(iii) the failure of Borrower for a period of 30 days after notice from Debenture holders to observe or perform in any material respect any of the provisions of this Debenture, other than payment of interest or principal; (iv) Borrower instituting or consenting to any proceeding under any Debtor Relief Law (as defined below) with respect to Borrower or any part of Borrower's property or assets, or Borrower becoming the subject of any order for relief in a proceeding under any Debtor Relief Law; (v) the institution of any case or proceeding under any Debtor Relief Law with respect to Borrower or any part of Borrower's property or assets without the consent of Borrower if such case or proceeding continues undismissed or unstayed for sixty (60) calendar days; (vi) the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against property or assets of Borrower in the amount of $25,000 or more, if such process is not released, vacated or fully bonded within 60 calendar days after its issue or levy; (vii) Borrower making an assignment for the benefit of creditors; (viii) the dissolution or liquidation of Borrower, or (ix) Borrower defaults in the payment of principal or interest on any obligation for money owed in excess of $100,000 if such default continues for a period of ten calendar days. As used in this Debenture, the term "Debtor Relief Law" shall mean the Bankruptcy Code of the United States of America, as amended, or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law affecting the rights of creditors generally.

              (b) If an Event of Default specified in clause (iv), (v), (vii), or (viii) of paragraph (a) of this Section 8 occurs, the unpaid principal balance of this Debenture, together with all accrued interest thereon shall become and be immediately due and payable without any declaration or other act on the part of any Debenture holder.

              (c) Neither the holder of this Debenture nor the holder of any other Series 2001-A Debentures shall institute any suit or proceeding for the enforcement of the payment of principal or interest under any of the Series 2001-A Debentures unless the holders of more than fifty percent (50%) in principal amount of all then-outstanding Series 2001-A Debentures join in such suit or proceeding. Holders of more than fifty percent (50%) in principal amount of the then outstanding Series 2001-A Debentures may direct the time, method and place of conducting any proceeding for any remedy available to them or exercising any power conferred on them by the Debentures. Notwithstanding the preceding provisions of this paragraph, (i) any Debenture holder may file a claim on their own behalf in any proceeding to which Borrower is subject under the United States Bankruptcy Code or any other Debtor Relief Law; and (ii) if an Event of Default arising from the failure of Borrower to pay interest or principal occurs and continues for a period of thirty days without the commencement of any lawsuit or other proceeding by holders of more than fifty percent (50%) in principal amount of the then outstanding Series 2001-A Debentures, any Debenture holder may commence a lawsuit to enforce payment of principal and interest then due on the holder's Debenture (but not accelerate the Maturity Date of such holder's Debenture or any other Series 2001- A Debentures).

              (d) The Borrower will furnish to any holder upon written request and without charge a copy of the list of the names and addresses of the registered holders of Series 2001-A Debentures for a purpose reasonably related to the interest of the holder as a Debenture holder.

         9. Mutilated or Missing Debentures. In case any of the certificates evidencing the Debentures shall be mutilated, lost, stolen or destroyed, the Borrower may in its discretion issue and deliver in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of and substitution for the Debenture lost, stolen or destroyed, a new Debenture of like tenor, but only upon receipt of evidence reasonably satisfactory to the Borrower of such loss, theft or destruction of such Debenture and an indemnity or bond, if requested, also reasonably satisfactory to the Borrower. An applicant for such a substitute Debenture shall also comply with such other reasonable regulations and pay such other reasonable charges as the Borrower may prescribe.

         10. Law Governing. This Debenture shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into in the State of California, by residents of the State of California and intended to be performed entirely within the State of California.

         11. Financial Covenants. Commencing on October 1, 2001 until such time, subsequent to the date of original issue of this Debenture, as Borrower (a) obtains at least $5,000,000 in additional cash in the aggregate through one or more sales of equity securities (including, but not limited to, the sale of capital stock, the sale or exercise of options, warrants or other rights to acquire capital stock, and the conversion or exchange of any debt security or evidence of indebtedness for capital stock), or (b) pays in full the outstanding principal balance of, and all interest accrued on, the Series 2001-A Debentures, Borrower's total cash payments during any calendar quarter (ie. the three month periods ending March 31, June 30, September 30, and December 31 of each year), including, without limitation, payment on account of operating expenses but excluding interest payable on the Series 2001-A Debentures, shall not exceed $450,000 in excess of all revenues collected by Borrower in cash during such calendar quarter. For the purpose of this Section, revenues shall include royalties, license fees, and other proceeds from the sale or licensing of any tangible or intangible property, but shall not include interest, dividends, and any monies borrowed or the proceeds from the issue or sale of any debt or equity security. Until such time as Borrower pays in full the outstanding principal balance of, and all interest accrued on, the Series 2001-A Debentures, Borrower shall not declare or pay any cash dividend on its capital stock or redeem or repurchase any shares of its capital stock.

         12. Amendments, Supplements and Waiver.

              (a) Except as provided in the next succeeding paragraph, this Debenture and the other Series 2001-A Debentures may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Debentures then outstanding, and any existing default or compliance with any provision of the Series 2001-A Debentures, including this Debenture, may be waived with the consent of the holders of a majority in principal amount of the then outstanding Series 2001-A Debentures. If any such amendment or waiver pertains to or affects some but not all of the Series 2001-A Debentures, such consent need be obtained only from the holders of the Debentures so affected. If any such amendment or waiver would affect all of the Series 2001-A Debentures but would do so in a manner that differs materially between the Debentures so affected, then the consent of holders of a majority in principal amount of Debenture affected in a like manner must be obtained to give effect to the amendment or waiver.

              (b) Without the written consent of each holder affected, an amendment or waiver may not (with respect to any Debenture held by a non-consenting holder of Debentures) (i) reduce the principal amount or change the fixed maturity of any Debenture; (ii) reduce the rate of or change the time for payment of interest on any Debenture; (iii) waive an Event of Default arising from the failure of Borrower to pay principal of or interest on the Debentures (except a rescission of acceleration of the Debentures by the holders of at least a majority in aggregate principal amount of the Debentures and a waiver of the payment default that resulted from such acceleration); (iv) make any Debenture payable in money other than that stated in the Debentures; or (v) make any change in the provisions of the Debentures relating to waivers of past defaults or the rights of holders of Debentures to receive payments of principal of or interest on the Debentures, or make any change in the foregoing amendment and waiver provisions.

              (c) Notwithstanding the foregoing, without the consent of any holder of Debentures, the Borrower may amend or supplement the Debentures to (i) cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Debentures in addition to or in place of certificated Debentures, (iii) to provide for the assumption of the Borrower's obligations to holders of Debentures in the case of a merger or consolidation, (iv) to provide any collateral for the benefit of the holders of Debentures, (v) to make any change that would provide any additional rights or benefits to the holders of Debentures or that does not adversely affect the legal rights of any such holder, and (vi) to comply with the Trust Indenture Act of 1939, if such law becomes applicable to the Debentures.

         13. Release of Shareholders, Officers and Directors. This Debenture is the obligation of Borrower only, and no recourse shall be had for the payment of this Debenture or the interest thereon against any shareholder, officer or director of Borrower, either directly or through Borrower, by virtue of any statute for the enforcement of any assessment or otherwise, all such liability of shareholders, directors and officers as such being released by holder by the acceptance of this Debenture.

         14. Fees and Charges of Attorneys and Others. In the event that the holders of the Series 2001-A Debentures employ attorneys, accountants, appraisers, consultants, or other professional assistance, in connection with any of the following, then, the reasonable amount of costs, expenses, and fees incurred by such Debenture holders shall be payable on demand; provided, that Borrower shall not be obligated to pay the fees and expenses of more than one firm of attorneys, accountants, appraisers, consultants and other professionals representing all of the Debenture holders as a group. Costs, expenses, and reasonable fees of professionals covered by this provision include such charges for the following:

              (a) The preparation, modification, or renewal of the Series 2001-A Debentures and that certain Warrant Agreement, of even date, executed by Borrower in connection with the issuance of common stock purchase warrants to the persons to whom the 2001-A Debentures were originally issued and sold (the "Warrant Agreement")..

              (b) Any litigation, dispute, proceeding or action, whether instituted by the Debenture holders, Borrower, or any other person, relating to the Series 2001-A Debentures, including representation of Debenture holders in any bankruptcy, insolvency, or reorganization case or proceeding instituted by or against Borrower, and any attempt by Debenture holders to enforce any rights against Borrower under the Series 2001-A Debentures;

              (c) In the event of any controversy, claim, or dispute relating to the Series 2001-A Debentures, including but not limited to any action to construe or enforce the terms of the Series 2001-A Debentures, the prevailing party shall be entitled to recover its reasonable costs, expenses, and attorney fees;

              (d) In the event of bankruptcy or insolvency proceedings (whether state or federal) instituted by or against Borrower, the Debenture holders may recover all costs, expenses, and reasonable attorney fees incurred to protect or defend their rights under the Debentures, and other documents underlying the loan transactions whether such costs, expenses, and attorney fees be contractual or bankruptcy related, including costs, expenses, and attorney fees for meetings, sessions, matters, proceedings and litigation involving issues solely distinct to federal bankruptcy law, rules and proceedings as well as other federal and state litigation and proceedings; and

              (e) The preparation and filing of all reports required to be filed by Debenture holders under the Securities Exchange Act of 1934, as amended, during the term of this Debenture in connection with the ownership, acquisition, or disposition of the warrants, common shares, or other equity securities issued by Borrower pursuant to the Warrant Agreement.

         15. Miscellaneous.

              (a) Borrower waives (i) presentment, demand, protest, notice of dishonor, and all other notices; (ii) any release or discharge arising from any extension of time, or discharge of a prior party; and (iii) any other cause of release or discharge other than actual payment in full of all indebtedness evidenced by or arising under this Debenture.

              (b) The rights and remedies of the holder as provided in this Debenture and in law or equity shall be cumulative and concurrent, and may be pursued singularly, successively, or together at the sole discretion of the holder subject to the provisions of Section 8, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or a release of any such right or remedy.

              (c)  The  terms,  covenants,  and  conditions  contained  in  this
Debenture shall be binding upon the heirs, executors, administrators, successors, and assigns of Borrower, and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of holder.

              (d) If any provisions of this Debenture would require the Borrower to pay interest on the indebtedness evidenced by or arising under this Debenture at a rate exceeding the highest rate allowable by applicable law, Borrower shall instead pay interest under this Debenture at the highest rate permitted by applicable law.

         IN WITNESS WHEREOF, Borrower has signed and sealed this Debenture on the date first set forth above.




                                     BIOTIME, INC.


                                     By:_______________________________


                                     Title: ___________________________



                                     By:_______________________________


                                     Title: ___________________________